                                                                   Exhibit 11

                       SUN TELEVISION AND APPLIANCES, INC.
                   COMPUTATION OF NET (LOSS) PER COMMON SHARE
               FOR THE PERIODS ENDED MAY 31, 1997 AND JUNE 1, 1996
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                           For the
                                                                       Quarters Ended
                                                                    ---------------------
                                                                     May 31,      June 1,
                                                                      1997         1996
                                                                    ---------    --------
Net (loss)....................................................      $(10,154)    $(4,588)
                                                                    ========     =======
Common shares outstanding:
       Weighted average.......................................        17,439      17,364

       Dilutive effect of stock option........................          --            70
                                                                    --------     -------

       Weighted average shares used to calculate
          net (loss) per share................................        17,439      17,434

       Add net additional dilutive effect of stock
          options using period-end market price...............          --            95
                                                                    --------     -------

       Weighted average shares used to calculate
          fully diluted (loss) per share......................        17,439      17,529
                                                                    ========     =======

Net (loss) per share:
       Assuming primary diluted..............................       $  (0.58)    $ (0.26)
                                                                    ========     =======

       Assuming full dilution................................       $  (0.58)    $ (0.26)
                                                                    ========     =======